Exhibit 15.2

April 28, 2025

The9 Limited

17 Floor, No. 130 Wu Song Road

Hong Kou District

Shanghai 200080

People’s Republic of China

Dear Sir or Madam,

Re: The Annual Report of The9 Limited

We hereby consent to the use of our name under the Chapters entitled “Risk Factors”, “Government Regulations”, “Related Party Transactions” included in the Annual Report on Form 20-F (“the Annual Report”), originally filed by The9 Limited on April 28, 2025, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the filing of this consent as an exhibit to the Annual Report. In addition, we further consent to the incorporation by reference of our opinions under these sections into the Registration Statements on Form S-8 (No. 333-127700, No. 333-156306, No. 333-168780, No. 333-210693, No. 333-217190, No. 333-231105, No. 333-259135, No. 333-271574 and No. 333-284061) of The9 Limited.

In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Grandall Law Firm (Shanghai)

Grandall Law Firm (Shanghai)